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Exhibit 11 - Statement Regarding Computation of Per Share Earnings

                                                                            Three Months Ended June 30,
                                                                              1995               1994
---------------------------------------------------------------------------------------------------------------
INCOME BEFORE ADJUSTMENT                                                 $ 1,582,000         $   940,000
INTEREST ADJUSTMENT (1)                                                          ---              14,000
---------------------------------------------------------------------------------------------------------------
NET INCOME                                                               $ 1,582,000         $   954,000
===============================================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                               4,763,227           3,096,752

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK EQUIVALENTS:
  Net shares assumed to be issued for
    dilutive stock options and warrants                                    1,331,844           2,699,960
  Shares assumed to be issued on
    conversion of preferred stock                                          4,282,472           4,495,000
---------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                                            10,377,543          10,291,712
===============================================================================================================
EARNINGS PER COMMON SHARE                                                $      0.15         $      0.09
===============================================================================================================
                                                                            Six Months Ended June 30,
                                                                              1995               1994
---------------------------------------------------------------------------------------------------------------
INCOME BEFORE ADJUSTMENT                                                 $ 3,242,000         $ 1,191,000
INTEREST ADJUSTMENT (1)                                                          ---              32,000
---------------------------------------------------------------------------------------------------------------
NET INCOME                                                               $ 3,242,000         $ 1,223,000
===============================================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                               4,010,532           3,092,325

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK EQUIVALENTS:
  Net shares assumed to be issued for
    dilutive stock options and warrants                                    1,842,241           2,699,960
  Shares assumed to be issued on
    conversion of preferred stock                                          4,338,425           4,495,000
---------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                                            10,191,198          10,287,285
===============================================================================================================
EARNINGS PER COMMON SHARE                                                $      0.32         $      0.12
===============================================================================================================

(1) Pursuant to the "treasury stock method" - represents an adjustment to interest from the assumed use of a portion of the proceeds from the exercise of options and warrants to retire a portion of short-term borrowings in 1994.





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